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                                                                  Exhibit (c)(3)




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                            STOCK PURCHASE AGREEMENT

                            dated as of July 24, 1997

                                      among

                            PLY GEM INDUSTRIES, INC.

                                (the "Company"),

                                       and

                                  NORTEK, INC.

                                (the "Investor")




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                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                           ----


ARTICLE I
         DEFINED TERMS; RULES OF CONSTRUCTION.................................1
         1.1.     DEFINED TERMS...............................................1
         1.2.     RULES OF CONSTRUCTION.......................................3

ARTICLE II
         PURCHASE AND SALE OF SHARES..........................................3
         2.1.     CLOSING.....................................................3
         2.2.     USE OF PROCEEDS.............................................4

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................4

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.......................4
         4.1.     INVESTMENT REPRESENTATIONS..................................4
         4.2.     OTHER REPRESENTATIONS AND WARRANTIES........................5

ARTICLE V
         COMPANY DELIVERIES AT THE CLOSING....................................5
         5.1.     SUPPORTING DOCUMENTS........................................5
         5.2.     REGISTRATION RIGHTS AGREEMENT...............................6

ARTICLE VI
         MISCELLANEOUS........................................................6
         6.1.     FEES........................................................6
         6.2.     FURTHER ASSURANCES..........................................7
         6.3.     SUCCESSORS AND ASSIGNS......................................7
         6.4.     ENTIRE AGREEMENT............................................7
         6.5.     NOTICES.....................................................7
         6.6.     AMENDMENTS, MODIFICATIONS AND WAIVERS.......................8
         6.7.     GOVERNING LAW...............................................8
         6.8.     COUNTERPARTS; FACSIMILE SIGNATURES..........................9


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         STOCK PURCHASE AGREEMENT dated as of July 24, 1997, among PLY GEM
INDUSTRIES, INC., a Delaware corporation (the "COMPANY") and NORTEK, INC., a Delaware corporation (the "INVESTOR").

         The Company desires to obtain equity financing, and the Investor is willing to purchase certain shares of the Company's common stock in connection therewith, all on the terms and subject to the conditions set forth herein.

         ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                    ARTICLE I
                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1.     DEFINED TERMS.

         Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

         "ATRIUM AGREEMENT" means the Agreement and Plan of Merger dated as of June 24, 1997 among Atrium Acquisition Holding Corp., Atrium/PG Acquisition Corp. and the Company, and, solely for the purposes of Section 4.3 and Articles 9 and 10, Atrium Corporation, a Delaware corporation and the sole stockholder of Atrium Acquisition Holding Corp.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

         "BY-LAWS" means the by-laws of the Company, as amended and in effect at the time in question.

         "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of the Company as amended and restated and in effect at the time in question.

         "CLOSING" has the meaning given to it in Section 2.1(b).

         "CLOSING Date" has the meaning given to it in Section 2.1(b).

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMMON STOCK" means the common stock, $0.25 par value, of the Company.



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         "COMPANY" has the meaning given to it in the preamble to this
Agreement.

         "DOCUMENTS" means this Agreement and the Registration Rights Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal Statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

         "INVESTOR" has the meaning given to it in the preamble to this Agreement.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger dated the date hereof by and among the Investor, NTK and the Company.

         "NON-COMPETE AND TERMINATION AGREEMENT" means the Non-Compete and Termination Agreement among the Investor, the Company and Jeffrey S. Silverman substantially in the form of Exhibit C to the Merger Agreement.

         "NTK" means NTK Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Investor.

         "OPTION SURRENDER AGREEMENT, RELEASE AND WAIVER" means the Option Surrender Agreement, Release and Waiver between the Company and certain beneficial and record holders of options or unvested stock substantially in the form of Exhibit B to the Merger Agreement.

         "PERSON" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into among the Company and the Investor substantially in the form attached hereto as Exhibit A.

         "SECURITIES" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

         "SHARES" has the meaning given to it in Section 2.1(a).

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         "TERMINATION AND RELEASE AGREEMENT" means the Termination and Release
Agreement among the Investor, Herbert P. Dooskin and the Company substantially in the form of Exhibit D to the Merger Agreement.

1.2.     Rules of Construction.
         ---------------------
         The term "this Agreement" means this agreement together with all schedules and exhibits attached hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

2.1.     Closing.
         -------
         (a) At the Closing (as defined below), subject to the satisfaction or waiver of the conditions in Articles V, (i) the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 640,000 shares of Common Stock at a per share purchase price equal to $18.75 (or the aggregate purchase price of $12,000,000 for all 640,000 shares (collectively, the "SHARES") to be sold to the Investor at the Closing).

         (b) The closing (the "CLOSING") hereunder with respect to the issuance and sale of the Shares and the consummation of the related transactions contemplated hereby shall take place on the date hereof (such date being called the "CLOSING DATE" herein) at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York, or such other location agreed upon by the Company and the Investor. At the Closing, the Company shall deliver to the Investor one or more certificates representing the Shares being purchased by the Investor at the Closing, registered in the name of the Investor, against receipt by the Company of the aggregate purchase

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price therefor, payable in its entirety by wire transfer of immediately available funds to an account specified in writing by the Company at least one Business Day prior to the Closing Date.

2.2.     Use of Proceeds.
         ---------------
         The proceeds received by the Company from the sale of the Shares shall be used first by the Company to satisfy its obligations to Atrium Acquisition Holding Corp. under Section 6.4(b) of the Atrium Agreement and, if there remain any proceeds after such obligations are fully satisfied, for general corporate purposes.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The representations and warranties of the Company contained in the Merger Agreement are incorporated into this Agreement by reference. The Company represents and warrants to the Investor that each of the representations and warranties of the Company contained in the Merger Agreement are true, correct and complete on and as of the Closing Date.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

4.1.     Investment Representations.
         --------------------------
         (a) The Investor is acquiring the Shares to be purchased by the Investor hereunder for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

         (b) The Investor understands that (i) the Shares have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Shares must be held by the Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

         (c) The Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of Securities acquired hereunder only in limited amounts.

         (d) The Investor is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to the Investor or its representatives all agreements, documents, records and books that the Investor has requested relating to an investment in the Securities which may be acquired by the Investor hereunder. The

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Investor has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of the Investor. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

4.2.     Other Representations and Warranties.
         ------------------------------------
         The representations and warranties of the Investor and NTK contained in the Merger Agreement are incorporated into this Agreement by reference. The Investor and NTK represent and warrant to the Company that each of the representations and warranties of the Investor and NTK contained in the Merger Agreement are true, correct and complete on and as of the Closing Date.

                                    ARTICLE V
                        COMPANY DELIVERIES AT THE CLOSING

         The Investor's obligation to purchase the Shares is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived by the Investor at or prior to Closing:

5.1.     Supporting Documents.
         --------------------
         The Investor shall have received copies of the following supporting documents (in form and substance satisfactory to the Investor):

         (a) certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or formation and good standing of the Company and listing all documents of the Company on file with said Secretary;

         (b) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next Business Day preceding the Closing Date as to the continued good standing of the Company;

         (c) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date and certifying:

                  (i) that attached thereto is a true, correct and complete copy of the Certificate of Incorporation of the Company as in effect on and as of the Closing Date (which shall be in form and substance satisfactory to the Investor) and that no action has been taken or is proposed to be taken by or on the part of the Company to amend or modify the same in any respect or to liquidate, dissolve or wind up the affairs of the Company;


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                  (ii)     that attached thereto is a true, correct and complete
         copy of the By-laws of the Company as in effect on and as of the Closing Date (which shall be in form and substance satisfactory to the Investor) and that no action has been taken or is proposed to be taken by or on the part of the Company to amend or modify the same in any respect;

                  (iii) that attached thereto are true, correct and complete copies of all resolutions adopted by the Board of Directors (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Documents to which the Company is or will be a party and the issuance, sale, and delivery of the Shares (which resolutions shall be in form and substance satisfactory to the Investor), and that all such resolutions are still in full force and effect and that no action has been taken or is proposed to be taken by or on the part of the Company to amend, modify or rescind the same in any respect; and

                  (iv) the incumbency and specimen signature of all officers of the Company executing the Documents, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv); and

         (d) such additional supporting documents as the Investor may reasonably request.

5.2.     Registration Rights Agreement.
         -----------------------------
         The Company shall have executed and delivered the Registration Rights Agreement in substantially the form of Exhibit A hereto.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.1.     Fees.
         ----
         (a) Each party hereto shall bear all fees, costs and expenses incurred by it in connection with the preparation, execution and performance of the Documents, except as otherwise expressly provided herein.

         (b) The Company agrees that it will pay, and will save the Investor harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Investor harmless from all issue taxes in respect of the issuance of the Shares to the Investor.


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6.2.     Further Assurances.
         ------------------
         The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investor to carry out the provisions and purposes of the Agreement and the other Documents.

6.3.     Successors and Assigns.
         ----------------------
         This Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors, assigns, heirs and personal representatives.

6.4.     Entire Agreement.
         ----------------
         This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

6.5.     Notices.
         -------
         All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                  (i)      if to the Company, to:

                           Ply Gem Industries, Inc.
                           777 Third Avenue
                           New York, NY 10017
                           Telephone: (212) 832-1550
                           Telecopier: (212) 888-0472
                           Attention: Jeffrey S. Silverman

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, NY 10006
                           Telephone: (212) 225-2000
                           Telecopier: (212) 225-3999


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                           Attention: Victor I. Lewkow, Esq.

                  (ii)     if to the Investor, to:

                           Nortek, Inc.
                           50 Kennedy Plaza
                           Providence, RI 02903
                           Telephone: (401) 751-1600
                           Telecopier: (401) 751-4610
                           Attention: Richard L. Bready

                           with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Telephone: (617) 951-7000
                           Telecopier: (617) 951-7050
                           Attention: David C. Chapin, Esq.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

6.6.     Amendments, Modifications and Waivers.
         -------------------------------------
         The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Investor.

6.7.     Governing Law.
         -------------
         All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this

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Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

6.8.     Counterparts; Facsimile Signatures.
         ----------------------------------
         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable an binding.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock
Purchase Agreement in one or more counterparts as of the date first above written.

                                   PLY GEM INDUSTRIES, INC.



                                   By: /s/ Jeffrey S. Silverman
                                       -----------------------------------------
                                       Name: Jeffrey S. Silverman
                                       Title: Chairman


                                   NORTEK, INC.



                                   By: /s/ Kevin W. Donnelly
                                       -----------------------------------------
                                       Name: Kevin W. Donnelly
                                       Title: Vice President and General Counsel



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